Exhibit 99.1

Bed Bath & Beyond Inc. Continues Transformation and Announces Appointment of Four New

Directors to the Board

In Cooperation with Investor Group Consisting of Legion Partners, Macellum Advisors and Ancora

Advisors, Enhances Board to Position the Company for Success

New Directors Bring Additional Retail, E-Commerce and Financial Expertise and Passion for Change to

the Board to Support Business Transformation Underway

UNION, N.J., May 29, 2019 /PRNewswire/ — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced that four new independent directors have been appointed to the Company’s Board of Directors as part of the Board’s continued transformation. With these appointments, the Board will comprise 13 directors, 12 of whom have joined the Board within the past two years, 12 of whom are independent and seven of whom are women. All members of the Board have been selected for their complementary skill sets and shared commitment to improve the Company’s performance and drive value for all Bed Bath & Beyond stakeholders as the business continues to evolve.

With the addition of these four new independent directors – John E. Fleming, Sue E. Gove, Jeffrey A. Kirwan and Joshua E. Schechter – the Bed Bath & Beyond Board will consist of:

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Patrick Gaston, Independent Chairman of the Board, President and Chief Executive Officer of PG Consulting, former President, Western Union Foundation and Verizon Foundation and former Senior Advisor to the Clinton Bush Haiti Fund.

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Mary Winston, Interim Chief Executive Officer, President and Founder, WinsCo Enterprises Consulting Services and former Executive Vice President and Chief Financial Officer at Family Dollar Stores Inc.

•	Stephanie Bell-Rose, Senior Managing Director, TIAA and Head of the TIAA Institute and former managing director of The Goldman Sachs Group, Inc. and President of the Goldman Sachs Foundation.

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Harriet Edelman, current Vice Chairman, Emigrant Bank and former Senior Vice President and Chief Information Officer, Business Transformation, and Senior Vice President, Global Supply Chain of Avon Products Inc.

•	John E. Fleming, former Global eCommerce Chief Executive Officer of Uniqlo Co. Ltd. and Chief Merchandising Officer and Chief Marketing Officer of Walmart, Inc.

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Sue E. Gove, President of Excelsior Advisors, LLC, a retail consulting and advisory firm, a Senior Advisor to Alvarez & Marsal, former President and Chief Executive Officer of Golfsmith International Holdings, Inc and Chief Operating Officer of Zale Corporation.

•	Jeffrey A. Kirwan, former Global President and Chief Executive Officer of the Gap division of The Gap, Inc.

•	Johnathan B. (JB) Osborne, Chief Executive Officer and Co-Founder of Red Antler.

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Harsha Ramalingam, senior advisor at Boston Consulting Group, President and Owner, Ramalingam Consulting and former Global Vice President, e-commerce Platform at Amazon.com, Inc., where he was also responsible for the Chief Information Officer and Chief Information Security Officer functions.

•	Virginia Ruesterholz, former Executive Vice President, Strategic Initiatives, Verizon Communications, Inc. and former President, Verizon Services Operations.

•	Joshua E. Schechter, private investor and public company director, former Chairman of several public boards and former co-President of Steel Partners Japan Asset Management.

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Andrea Weiss, current Founding Partner, The O Alliance Consulting Services and Chief Executive Officer and Founder of Retail Consulting Inc., and former senior executive at dELiA*s, Inc., The Limited Inc., GUESS, Inc., Ann Taylor Stores, Inc. and The Walt Disney Company.

•	Ann Yerger, Corporate Governance Specialist for Spencer Stuart’s North American Board Practice and former Executive Director of the Council of Institutional Investors.

These appointments follow transformational changes made by the Bed Bath & Beyond Board of Directors. The Board’s recent changes and ongoing actions include:

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Appointing nine new independent directors to the Board with relevant skill sets for accelerating the business transformation underway and promoting robust Board oversight. In addition, the Company’s longest-tenured directors have stepped down from the Board;

•	Appointing Patrick Gaston, transformational leader and seasoned executive, as Independent Chair of the Board;

•	Appointing Mary Winston, a seasoned public company executive who recently joined the Bed Bath & Beyond Board, as Interim CEO;

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Actively searching for a permanent CEO who will bring transformation and innovation experience in the retail sector to the Company. The search process is being led by a dedicated CEO Search Committee (which will include two of the directors who joined the Board in connection with today’s announcement), chaired by independent director Virginia Ruesterholz, the recently appointed chair of the Nominating and Governance Committee, and is supported by a leading executive search firm; and

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Creating a Business Transformation and Strategy Review Committee (which will include two of the directors who joined the Board in connection with today’s announcement), chaired by Andrea Weiss, a long-time retail executive and innovator.

Patrick Gaston, Independent Chairman of the Bed Bath & Beyond Board, said, “We have significantly transformed the Bed Bath & Beyond Board with the appointment of nine new independent directors over the last month. I am pleased to welcome John, Sue, Jeffrey and Joshua as new independent directors who bring additional financial, retail, e-commerce and leadership experience to complement our Board’s strong qualifications, skills and expertise. We appreciate the work undertaken by the Investor Group and their contributions and are excited to work collaboratively with all of our Board members and our shareholders to embrace opportunities to create lasting value for the Company and all its stakeholders. The newly transformed Board brings rich diversity of perspectives, backgrounds, ages, gender, race and ethnicity and reflects the diversity of the Company’s loyal customers and dedicated associates. We believe that our refreshed Board is well-equipped to oversee and drive the business transformation underway, and we look forward to working tirelessly on behalf of all shareholders to create significant value.”

Mary Winston, Interim Chief Executive Officer of Bed Bath & Beyond, said, “Bed Bath & Beyond is an iconic retailer with great brands, strong customer affinity and hardworking associates. We are at an important inflection point in the Company’s history, and with the benefit of a newly transformed Board, the Company is committed to taking the right actions to further enhance our competitive and financial position, transform Bed Bath & Beyond faster to win in the omnichannel marketplace and execute on our priorities.”

The Investor Group stated, “We are pleased to have reached this resolution with Bed Bath & Beyond, which is the result of collaborative dialogue and intensive engagement with the Company. Together with the existing Board members, these four new independent directors will help the Company navigate the current omnichannel retail environment and pursue our shared goal of enhancing shareholder value. We are optimistic about the Company’s efforts to find a best-in-class CEO to drive shareholder value and applaud the Board’s commitment to building an even stronger future for shareholders, customers, associates and other stakeholders.”

In connection with the appointments of the four new independent directors, Bed Bath & Beyond has entered into a cooperation and support agreement with the Investor Group, which together owns approximately 5.23% of the Company’s outstanding common stock. Under the terms of the agreement, the Investor Group has agreed to withdraw its slate of ten nominees and support and vote in favor of all of the Bed Bath & Beyond-recommended director nominees at the 2019 and 2020 Annual Meetings of

Shareholders, which will include the four new independent directors appointed today. The Investor Group also has agreed to abide by certain customary standstill provisions until 30 days prior to the close of the nomination window for the Company’s 2021 Annual Meeting of Shareholders. The litigation filed by a member of the Investor Group is also being withdrawn and dismissed. The complete agreement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About the New Directors

John E. Fleming, age 60, has served as a member of the Advisory Board of UNTUCKit LLC, a casual men’s apparel company, since December 2017, as a member of the Board of Directors of r21Holdings, Inc., a specialty retailer of young men and women’s casual apparel and accessories, since August 2017, and as a member of the Board of Directors of The Visual Comfort Group, a lighting company that serves both wholesale and direct to consumer channels, since May 2017. Additionally, Mr. Fleming has served as an independent director and advisor since August 2016. Previously, Mr. Fleming was most recently the Chief Executive Officer of Global eCommerce of Uniqlo Co. Ltd., a Japanese casual wear designer, manufacturer and retailer, from October 2013 to August 2016. Prior to that, he was at Walmart, Inc. (“Walmart”), a multinational retail corporation, from 2000 to 2010, where he held a number of executive positions, including Executive Vice President, Chief Marketing Officer (2005 to 2006) and Executive Vice President, Chief Merchandising Officer (2007 to 2010). From 2001 to 2005, Mr. Fleming was the Chief Executive Officer of Walmart.com, Walmart’s e-commerce platform, and was the Chief Merchandising Officer in 2000. He began his career at Dayton Hudson, previously a department store chain, and rose through the ranks to become the Senior Vice President of Merchandising. He was at Dayton Hudson from 1981 to 2000. Since April 2005, Mr. Fleming has served on the Board of Directors of USA Hockey Foundation, the philanthropic arm of USA Hockey. He previously served on the Board of Directors of each of Stitch Fix, an online subscription and personal styling service, from 2012 to 2014, Bi-Lo Holdings, LLC, a subsidiary of Southeastern Grocers, a supermarket portfolio, from 2012 to 2014 and Walmart de México y Centroamérica, the Mexican and Central American Walmart division, from 2006 to 2009. Mr. Fleming received his B.A. from Colorado College.

Sue E. Gove, age 60, is President of Excelsior Advisors, LLC, a retail consulting and advisory firm, and serves as a Senior Advisor to Alvarez & Marsal, a corporate consulting firm. Prior to founding Excelsior Advisors in August 2014, she was the President and Chief Executive Officer of Golfsmith International Holdings, Inc., an American golf specialty retailer, from October 2012 to April 2014 and President, from February 2012 to April 2014. Ms. Gove also served Golfsmith as Chief Operating Officer from September 2008 to October 2012, as Chief Financial Officer from March 2009 to July 2012 and as Executive Vice President from September 2008 to February 2012. In addition, Ms. Gove spent 25 years at Zale Corporation, a jewelry retailer, where she served in senior financial, operating and strategic roles, culminating in the EVP and Chief Operating Officer role. Ms. Gove currently serves on the boards of Tailored Brands, Inc., a retail holding company for various men’s apparel stores since August 2017 and Iconix Brand Group, Inc., a brand management company. Previously, she was a director of each of Logitech International SA, a provider of personal computer and mobile peripherals, from September 2015 until September 2018 and AutoZone Inc., a retailer of aftermarket automotive parts and accessories, from July 2005 until December 2017. Ms. Gove received her BBA from the University of Texas at Austin.

Jeffrey A. Kirwan, age 52, will be appointed Executive Chairman of Maurices Incorporated (“maurices”), a specialty retailer focused on women’s value apparel, upon the closing of the acquisition of a majority equity stake in maurices by OpCapita Consumer Opportunities Fund II LP, which is expected to close by early summer 2019. Previously, Mr. Kirwan served as the Global President and Chief Executive Officer, Gap (“Gap”), a division of The Gap, Inc., a worldwide clothing and accessories retailer, from December 2014 until March 2018. Prior to that, he worked at Gap China as Executive Vice President and President, from February 2013 to December 2014, and as Senior Vice President, Managing Director and Chief Operating Officer from May 2011 to February 2013. Previously, he worked as Senior Vice President, Stores and Operations, Old Navy, a division of The Gap, Inc., from August 2008 to May 2011, and at Old Navy Canada as Senior Vice President and General Manager, from March 2008 to August 2008, and as Vice President and General Manager, from April 2007 to March 2008. Mr. Kirwan received his B.S. from Rhode Island College and an M.B.A. from the University of Maryland University College.

Joshua E. Schechter, 45, is a private investor. Mr. Schechter has also served as Chairman of the Board of Directors of SunWorks, Inc., a premier provider of high-performance solar power solutions, since May 2018 and as a director since April 2018, as a director of Genesco Inc., a specialty retailer of footwear and accessories, since April 2018 through Genesco’s 2019 annual meeting, Viad Corp, an S&P SmallCap 600 international experiential services company, since April 2015, and a director of Support.com, Inc., a leading provider of cloud-based software and services, since June 2016. He previously served as a director of Aderans Co., Ltd. (“Aderans”), a multi-national company engaged in hair-related business, and as the Executive Chairman of Aderans America Holdings, Inc., Aderans’ holding company in the United States, from August 2008 to May 2015. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013, Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter previously served on the board of directors of The Pantry, Inc., a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, from March 2014 until the completion of its sale in March 2015, WHX Corporation (n/k/a Handy & Harman Ltd.), a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves, from 2005 until 2008; and Puroflow, Inc. (n/k/a Argan, Inc.), a provider of a full range of power industry and telecommunications infrastructure services, from 2001 until 2003. Mr. Schechter earned an MPA in Professional Accounting and a BBA from The University of Texas at Austin.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that is the trusted expert for the home and heartfelt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain forward-looking statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; the impact of goodwill and intangible asset impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 or IR@bedbath.com

MEDIA CONTACT: Matthew Sherman / Tim Lynch / Adam Pollack / Arielle Rothstein

Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449